UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2006

GEORGIA EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

000-52309

(Commission File Number)

Nevada

98-0489324

(State or other jurisdiction

(IRS Employer

of incorporation or organization)

Identification No.)

4801 Woodway Drive, Suite 306W, Houston, TX 77056

(Address of principal executive offices, including Zip Code)

(713) 355-7001

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

Georgia Exploration, Inc. (“Georgia” or the “Company”) was incorporated under the laws of the State of Nevada on February 21, 2006.  The Company is a resource exploration company that holds an interest in 14 mineral claims in British Columbia, known as the Chub Claims. To date, the Company has completed an initial exploration program on its claims and is evaluating a further work program.  At this time, the Company has no employees and no material business operations.  Wharton Resources Corp. (“Wharton”) is an oil and gas exploration and development company incorporated in Delaware on January 20, 2005.

On December 28, 2006, Georgia, Wharton, GEX Acquisition Corp., a subsidiary of Georgia incorporated in the State of Delaware on November 20, 2006, and the stockholders of Wharton executed an Agreement and Plan of Merger dated November 21, 2006 (the “Agreement”).  The merger transaction became effective January 3, 2007.  Pursuant and subject to the terms of the Agreement, Wharton has merged with and into GEX Acquisition Corp., with the resulting merged company being a wholly-owned subsidiary of Georgia.  The surviving entity, GEX Acquisition Corp., has changed its name to Wharton Resources Corp. With the merger of Wharton, the Company’s core activities will principally become the exploration and development of domestic petroleum and natural gas reserves in the United States.  The Company expects to continue to identify, acquire and develop oil and gas resource opportunities.

In connection with the merger, Georgia issued to the stockholders of Wharton an aggregate of 30,000,000 shares of common stock, and assumed the obligation to issue securities on exercise and conversion of Wharton’s outstanding warrants and convertible securities, respectively totalling approximately 195,000 shares of common stock.  Georgia has also cancelled 15,645,000 shares of common stock held by Shaheen Jivraj Sangara, a founder of Georgia, in connection with the Merger.  As of January 3, 2007, there were 42,000,000 shares of common stock of Georgia issued and outstanding.  In addition, the Company is obligated to issue up to 400,000 shares of common stock related to prior notes payable of Wharton.

As a result of the Merger, Wharton became a wholly-owned subsidiary of Georgia and a change of control of Georgia occurred as the former Wharton stockholders acquired approximately 71% of the issued and outstanding shares of Georgia’s common stock.  Further, Georgia also ceased being a “shell company,” as such term is defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended.  Finally, in connection with the Merger, the Company changed the address of its principal executive offices to 4801 Woodway Drive, Suite 306W, Houston, Texas 77056.

The information required pursuant to Item 2.01(f) is included in Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference herein.

Item 3.02

Unregistered Sales of Equity Securities.

On January 3, 2007, pursuant to the Merger, Georgia issued 30,000,000 shares of its common stock to the stockholders of Wharton.  The shares were issued pursuant to the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), available under Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act, with all of such stockholders being “accredited investors,” as such term is defined in Rule 501(a) of Regulation D.

Item 5.01

Changes in Control of the Registrant.

As a result of the Merger, Georgia underwent a change in control.  The information set forth in Item 2.01 of this report is incorporated herein by reference.  Pursuant to the Merger, effective January 8, 2006, W. Milton Cox, Bassam Nastat and Don Sytsma became directors of Georgia.

The information required pursuant to Item 5.01(a)(8) is included in Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.  Georgia is not aware of any other arrangements that may result in a change of control of Georgia.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 28, 2006, in connection with the Merger and the resulting change in control, all of Georgia’s executive officers resigned.  Effective January 8, 2006, in connection with the Merger and resulting change in control, all former directors of Georgia resigned.

(c)

On December 28, 2006, in connection with the Merger and the resulting change in control, the Board of Directors of Georgia appointed W. Milton Cox as Chief Executive Officer, Bassam Nastat as President and Donald L. Sytsma as Chief Financial Officer, Treasurer and Secretary.  The information set forth in Items 5 and 7 of Exhibit 99.1 are incorporated by reference herein.

(d)

Effective January 8, 2006, in connection with the Merger and the resulting change in control, the Board of Directors of Georgia appointed Bassam Nastat, W. Milton Cox and Donald Sytsma as directors of Georgia.  Messrs. Nastat, Cox and Sytsma have not been appointed to serve on any committees of the Board of Directors of Georgia as Georgia does not currently have any committees of its Board of Directors.  The information set forth in Item 7 of Exhibit 99.1 to the Form 8-K is incorporated by reference herein.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger, the Board of Directors of Georgia changed Georgia’s fiscal year end to August 31. The change in fiscal year end will be reflected in the Company’s Form 10-QSB for the quarter ended November 30, 2006.

Item 5.06

Change in Shell Company Status.

The information set forth in Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

The audited financial statements of Wharton Resources Corp. for the years ended August 31, 2006 and 2005 included as part of Exhibit 99.1 to this Form 8-K are incorporated by reference to this item.

(b)

Pro forma financial information.

The pro forma combined balance sheet for Wharton and Georgia included as part of Exhibit 99.1 to this Form 8-K are incorporated by reference into this item.

(d)

Exhibits.

23.1

Consent of Sproule Associates Inc.

23.2

Consent of Malone & Bailey, P.C.

99.1

Report containing information responsive to Items 2.01, 5.01, 5.02 and 9.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Georgia Exploration, Inc.
Date	January 10 , 2006	(Registrant)
/s/ Bassam Nastat
Bassam Nastat, President